Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 187 to the Registration Statement of Deutsche DWS Securities Trust (Form N-1A, No. 002-36238 ) of our report dated July 25, 2019 on the financial statements and financial highlights of DWS Health and Wellness Fund (one of the Funds constituting Deutsche DWS Securities Trust), included in the Fund’s Annual Report for the fiscal year ended May 31, 2019, and our report dated August 26, 2019 on the financial statements and financial highlights of DWS Enhanced Commodity Strategy Fund (one of the Funds constituting Deutsche DWS Securities Trust), included in the Fund’s Annual Report for the fiscal year ended June 30, 2019.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

September 23, 2019